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                                                                    EXHIBIT 24.2

                                POWER OF ATTORNEY

      I, the undersigned director of Unica Corporation (the "Company"), hereby constitute and appoint Yuchun Lee, Richard M. Darer and Mark L. Johnson, and each of them singly, my true and lawful attorneys, with full power to them, and to each of them singly:

      (1) to sign for me and in my name in my capacity as a director (a) pre-effective amendment no. 1 to the registration statement on Form S-1 of the Company (File No. 333-119385), (b) any and all other pre-effective amendments to said registration statement, (c) any and all post-effective amendments to said registration statement, and
            (d) any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration of common stock of the Company under such Act, and

      (2) to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

I grant unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the foregoing, as fully to all intents and purposes as each of them might or could do in person, and hereby ratify and confirm all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of January 7, 2004.

                                       /s/ Robert P. Schechter
                                       -----------------------------------------
                                       Robert P. Schechter